PARADIGM MEDICAL INDUSTRIES, INC.

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 5th day of June, 2000, by and between Paradigm Medical Industries, Inc., a Delaware corporation (the "Company") and Mark R. Miehle (the "Employee"), to become effective as of June 5, 2000 (the "Effective Date").

     WHEREAS, Employee was formerly employed with Vismed, Inc., a California corporation headquartered in San Diego, California and doing business as Dicon ("Dicon"); and

     WHEREAS, the Company is acquiring Dicon and desires to employ Employee, and Employee desires to become employed by Company;

     NOW THEREFORE, In consideration of Employee's employment by the Company, and the mutual promises and covenants contained in, and the mutual benefits to be derived from this Agreement, and to set forth and establish the terms and conditions upon which Employee shall be employed by the Company, the parties hereto agree as follows:

         I.       Employment

     The Company hereby employs Employee and Employee hereby accepts such employment, upon the terms and conditions set forth herein.

         2.       Terms and Conditions of Employment.

               (a) Employee shall be employed in the position of President and Chief Operating Officer and, subject to direction from the Chief
          Executive Officer of the Company, shall supervise, control and be responsible for all aspects of the business operations of the Company and its subsidiaries, including direct supervision of the day-to-day operations of all departments of the Company and its subsidiaries. Employee shall also perform such strategic services and duties for the Company as may be assigned or delegated to him from time to time by the Chief Executive Officer or Board of Directors. Employee shall be a member of the Company's Executive Committee and shall report directly to the Company's Chief Executive Officer.

               (b) Throughout his employment hereunder, Employee shall devote his full time, energy and skill to perform the duties of his employment (reasonable vacations in accordance with this Agreement and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall use his best efforts to follow and implement all management policies and decisions of the Board of Directors.

               (c) The principal location at which Employee's services are to be performed shall be in the Company's office in San Diego, California. As required by the needs of the Company's business, Employee also shall perform services in the Company's headquarters office in Salt Lake City, Utah and in other places the Company conducts business when deemed appropriate and necessary by the Chief Executive Officer or Board of Directors.

               (d) Employee may engage in other activities an invest his personal assets in other business or ventures to the extent that such other activities, business, or ventures do not materially interfere with the performance of his duties under this Agreement and do not violate the provisions of paragraph 6, paragraph 7 or other provisions of this Agreement.

         3.       Compensation and Benefits.

     As the entire consideration for the services to be performed and the obligations incurred by Employee hereunder, and subject to the terms and conditions hereof, during the Term of this Agreement Employee shall be entitled to the following:

               (a) Salary. Commencing from the effective date of this Agreement, the Company shall pay Employee an annual salary ("Annual Salary") of $150,000. Such Annual Salary will be payable in equal bi-weekly installments or at such other intervals as may be established for the Company's customary pay schedule and shall be pro-rated for any partial pay period. The Annual Salary is subject to such adjustments as the Board of Directors may determine from time to time in its sole discretion. However, the Annual Salary shall not be reduced below $150,000 without the consent of Employee.

               (b) Bonus. As further compensation to Employee, and as further consideration for his entering into this Agreement and the services to be rendered by Employee hereunder, the Company may pay Employee annually following the end of each fiscal year, a cash bonus. The
          Board of Directors of the Company, in its sole discretion, shall determine the amount of any bonus and the terms and conditions under which Employee shall receive the Bonus. Such bonus shall be paid to Employee upon the satisfaction by the Company of the performance objectives that shall be determined by the Board of Directors of the Company on an annual basis. Without limiting the generality of the foregoing, one of the performance objectives shall be an increase in the earnings per share (EPS) of the Company over the previous year's earnings per share (EPS), which objective must be satisfied as a condition to the payment of any bonus to Employee. Employee shall have the right to prepare and submit a proposed bonus plan to the Board of Directors for its review and consideration. Employee shall also have the right to direct any portion of the bonus to be paid into a deferred compensation fund.

               (c) Termination of All Dicon Compensation and Benefits. Any compensation or other benefits to which Employee is entitled from Dicon shall expire upon execution of this Agreement and shall no longer be of any force or effect. Without limiting the generality of the foregoing sentence, it is specifically understood and agreed that

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



          the obligations of Dicon under that certain Salary Reduction Agreement dated October 20, 1995 between Dicon and Employee, shall expire and become null and void upon execution of this Agreement.

               (d) Incentive Stock Option Plan. Employee shall be entitled to participate in the Company's Company's 1995 Stock Incentive Plan to the extent of Employee's eligibility under such plan. Upon execution of this Agreement, the Company shall cause to be issued to Employee stock options for 150,000 shares of the Company's common stock pursuant to the terms and conditions of said plan including, but not limited to, three year vesting.

               (e) Additional Benefits. Employee shall also be entitled to participate, to the extent of Employee's eligibility, in any employee benefit plans made available by the Company to its employees during the Term of this Agreement, including, without limitation, such profit sharing plans, 401K and cafeteria plans, and health, life, hospitalization, dental, disability or other insurance plans as may be in effect from time to time. Such participation shall be in accordance with the terms established from time to time by the Company for individual participation in any such plans.

               (f) Life Insurance. The Company shall provide Employee with a life insurance policy in an amount equal to twice his Annual Salary.

               (g) Vacation, Sick Leave, and Holidays. Employee shall be entitled to four (4) weeks of vacation, and also sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

               (h) Car Allowance. Employee shall be entitled to an automobile allowance of $500 per month payable on the first day of each month. The Company shall also be responsible for the payment of insurance and property taxes relating to such automobile.

               (i) Deductions. The Company shall have th right to deduct and withhold from the compensation due to Employee hereunder, including Employee's Annual Salary and Compensation Bonus, if any, such taxes and other amounts as may be customary or required by law.

               (j) Signing Bonus. As a bonus for signing this Agreement, the Company agrees to issue to Employee as soon as administratively feasible after the date of this Agreement, 28,500 shares of the authorized but previously unissued common stock of the Company. It is agreed that the certificate representing such stock shall bear the customary restricted stock legend.

         4.       Business Expenses.

     The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred in performing Employee's duties hereunder, in accordance with the Company's policies with respect thereto in effect from time to time (including without limitation policies regarding prior consent for significant expenditures), provided that Employee promptly furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal and state income tax returns of the Company. The Company shall reimburse Employee for Employee's regular monthly membership dues at the University Club in San Diego, California.

         5.       Term and Termination.

               (a) Term. The Term of this Agreement shal commence on the Effective Date of this Agreement, and subject to earlier termination or extension as provided below, and except for the provisions of this Agreement and the Exhibits hereto which, by their terms, continue in force beyond the termination hereof, the Term of this Agreement shall end on the third anniversary of the Effective Date of this Agreement. For purposes of this Agreement, the word "Term" shall mean the initial Term and any extensions thereof made in accordance with subparagraph
          (b) of this paragraph 5.

               (b) Extension of Term. The Term of this Agreement shall be automatically extended by one year unless either party elects not to do so. If either party elects not to extend the Term of this Agreement, that party must notify the other party, in writing, not less than 90 days prior to the last day of the Term of the Agreement then in effect. If either party fails to give such written notice at least 90 days prior to the expiration of the Term then in effect, the Term automatically extends for an additional year.

               (c) Termination on Death and for Cause. This Agreement, and Employee's employment hereunder, shall terminate upon Employee's death and is otherwise immediately terminable for cause (as defined below) upon written notice from the Company to Employee. As used in this Agreement, "cause" shall include: (i) habitual neglect of or deliberate or intentional refusal to perform any of Employee's duties or obligations under this Agreement or to follow Company policies or procedures; (ii) fraudulent or criminal activities; (iii) any grossly negligent or dishonest or unethical activity; (iv) breach of fiduciary duty, deliberate breach of Company rules resulting in loss or damage to the Company, or unauthorized disclosure of Company trade secrets or confidential information; or (v) if Employee fails to fulfill for two
          (2) consecutive years the annual performance goals and objectives, which shall be mutually determined by Employee and the Board of Directors. A determination of whether Employee's actions justify termination for cause and the date such termination is effective shall be made by the Board of Directors in its sole discretion.

               (d) Termination for Disability. The Company's Board of Directors may terminate this Agreement, upon written notice to Employee, for the "disability" (as defined below) of Employee at the expiration of a consecutive twenty-six (26) week period of disability if the Board of Directors determines in its sole discretion that Employee's disability will prevent Employee from substantially performing Employee's duties hereunder. As used in this Agreement, "disability" shall be defined as
          (i) Employee's inability, by reason of physical or mental illness or other cause, to perform substantially Employee's duties hereunder; or
          (ii), in the discretion of the Board of Directors, as it is defined in any disability insurance policy in effect at the Company during the time in question. Employee shall receive full compensation, benefits, and reimbursement of expenses pursuant to the terms of this Agreement from the date disability begins until the date Employee receives notice of termination under this paragraph or until Employee begins to receive disability benefits pursuant to a Company disability insurance policy, whichever occurs first.

               (e) Involuntary Termination for Other than Cause. The Company may terminate Employee's employment hereunder during the Term of employment other than for Cause by giving Employee at least ten days written notice. In such event, the Company shall pay to Employee all salary and bonuses accrued up to and including the date of termination, all unused vacation and all unreimbursed expenses which are reimbursable pursuant to paragraph 4 incurred prior to such termination. In addition, the Company shall have the following rights and duties:

                    (i) The Company shall pay to Employee a severance payment in an amount equal to 6 months (or one-half) of Employee's Annual Salary in effect on the date of termination, but not more than the Salary left to be paid during the remainder of the Term (the "Severance Payment"). The Severance Payment shall be paid in approximately equal bi-weekly installments, or at such other intervals as may be established for the Company's customary pay schedule, at the annual rate of Employee's Salary on the date of termination.

                    (ii) The Company shall keep all medical and dental benefits that are in effect as of the date of termination in force, at the sole cost to the Company, for six months after the date of termination.

                    (iii) The Company shall pay to Employee all deferred compensation, if any, owed to Employee, under any other Agreement. However, any amounts owed under a 401(k) or other plan qualified under the Internal Revenue Code shall be paid in accordance with the terms and provisions of such plans.

                    (iv) The Company shall have the right, for 30 days after the termination date, at the Company's sole discretion, to redeem all the outstanding shares of the Company that Employee owns, at the current fair market value of the shares, subject to the restrictions that may apply under law.

                    (v) All outstanding stock options allocated to Employee which would have been vested at the end of the Term had Employee remained employed by the Company to the end of the Term, shall be immediately vested, subject to the restrictions that may apply under the law including restrictions applicable to any options granted under the Company's 1995 Incentive Stock Option Plan.

               (f)  Mutual  Voluntary  Termination.  In the  event  the  parties mutually agree in writing to terminate this Agreement, Employee agrees, at the Company's request, to continue providing services for a requested period of time up to, but not more than, six months after such voluntary termination (the "Transition Period") to facilitate transition. Employee shall be an independent contractor and not an employee during the Transition Period and shall be available to assist in the transition during such period. During the Transition Period, Employee shall receive compensation equal to 110 percent of the Salary at the time of the voluntary termination. Payment of such compensation shall be made at least monthly. It is understood and agreed that Employee, during the Transition Period, may be seeking other opportunities and will not be devoting 100 percent of his time to the affairs of the Company. The Company may elect to terminate the independent contractor relationship with Employee prior to the end of the Termination Period once Employee accepts a full time position with another company.

               (g) Effect of Termination. In the event Employee's employment is terminated hereunder, all obligations of the Company and all obligations of Employee shall cease. Upon such termination, Employee or Employee's representative or estate shall be entitled to receive only the compensation, benefits, and reimbursement earned or accrued by Employee under the terms of this Agreement prior to the date of termination computed pro rata up to and including the date of termination, but shall not be entitled to any further compensation, benefits, or reimbursement from such date, unless otherwise mutually agreed in writing by the parties.

         6.       Covenant Not to Compete

               (a) Covenant. Employee hereby covenants and agrees that during the Term of this Agreement and for a period of six (6) months thereafter, he will not, except as a director, officer, employee or consultant of the Company, or any subsidiary or affiliate of the Company, directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be connected with (as director, officer, employee, consultant, agent, independent contractor of otherwise) in any other manner with any business engaged in the Defined Business (as described below) which is the same or substantially similar in nature to the business engaged in by the Company in the State of Utah, and each of the other states in the United States, and each foreign country, in which the Company may engage (whether directly or indirectly through subsidiaries, affiliates, franchisees, licensees, representatives, agents or otherwise) during the term of this Agreement and Employee's employment with the Company.

               (b) Definition of Defined Business. As used herein, the term "Defined Business" shall mean the business of ophthalmic instrumentation and engaging in any business currently engaged in by the Company or contemplated by the Company.

               (c) Non-Solicitation Agreement. Employee shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company (or any subsidiary or affiliate), during the Term of this Agreement and Employee's employment with the Company and for a term of two years thereafter; provided however, that this paragraph shall not preclude Employee from giving an employment reference at the request of any employee of the Company or at the request of a prospective employer of such employee.

               (d) Conflicting Employment. Employee shal not, during the Term of his employment with the Company, engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the Term of his employment, nor will Employee engage in any other activities that conflict with his obligations to the Company.

               (e) Unique and Essential Nature of Service of Employee.  Employee
          understands and acknowledges that the Company is entering into this Agreement in reliance upon the unique and essential nature of the personal services Employee is to perform as an employee of the Company and that irreparable injury would befall the Company or its subsidiaries or affiliates should Employee serve a competitor of, or compete, with the Company or any of its subsidiaries or affiliates.

               (f) Injunctive and Equitable Relief. Employee covenants and agrees that the Company's remedy at law for any breach or violation of the provisions of this Paragraph 6 are inadequate and that, in the event of any such breach or violation, the Company shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which it may be entitled.

               (g) Acknowledgement of Reasonableness of Restrictions. Employee specifically acknowledges and agrees that the six-month post-employment limitation upon his activities as specified above, together with the geographical limitations set forth above, are reasonable limitations as to time and place upon Employee's post-employment activities and that the restrictions are necessary to preserve, promote and protect the business, accounts and good-will of the Company and impose no greater restraint than is reasonably necessary to secure such protection.

               (h) Limitation on Scope or Duration. In the event that any provision of this Paragraph 6 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Paragraph 6 and, to the fullest extent permitted by law, this Paragraph shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable but rather to provide the broadest protection to the Company permitted by law.

         7.       Confidential Information Agreement.

     Employee agrees that Employee will keep confidential and will not, during or after this Agreement, disclose, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, customer information, marketing information, sales information, cost information, technical data, know-how, secret processes, discoveries, methods, patentable or unpatentable ideas, formulae, processing techniques or technical operations relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of the Company (collectively, the "Confidential Information") without the prior written consent of the Company. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by the Company, Employee shall return to the Company all written records of any Confidential Information, together with any and all copies of such records, in Employee's possession. Any Confidential Information which Employee may conceive of or make during the Term of this Agreement shall be and remain the property of the Company. Employee agrees promptly to communicate and disclose all such Confidential Information to the Company and to execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment thereof to it.

         8.       Assignment.

     This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board of Directors of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

         9.       Inventions

          (a) Disclosure of Inventions. Employee hereby agrees that if he conceives, learns, makes, or first reduces to practice, either alone or jointly with others, any inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how, or data relating to the Defined Business (hereinafter referred to collectively as "Inventions") while he is employed by the Company, he will promptly disclose such Inventions to the Company or to any person designated by it. Notwithstanding the fact that Employee may determine that the Company has no right to such Invention, he shall nevertheless promptly disclose any such Invention to the Company or to any person designated by it upon reasonable request.

          (b) Ownership, Assignment, Assistance, and Power of Attorney. All Inventions related to ophthalmic instrumentation shall be the sole and exclusive property of the Company, and the Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protection for such Inventions in any country. Employee hereby assigns to he Company any rights which he may acquire in such Inventions. Furthermore, Employee agrees to assist the Company in every proper way at the Company's expense to obtain patents, copyrights, and other statutory common law protections for such Inventions in any country and to enforce such rights from time to time. Specifically, Employee agrees to execute all documents as the Company may desire for use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections together with any assignments thereof to the Company or to any person designated by the Company. In the event the Company is unable for any reason whatsoever to secure Employee's signature to any lawful document required to apply for or to enforce any patent, copyright, or other statutory or common law protections for such Inventions, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act in his stead to execute such documents and to do such other lawful and necessary acts to further the issuance and protection of such patents, copyrights, or other statutory or common law protection, such documents or such acts to have the same legal force and effect as if such documents were executed by or such acts were done by Employee.

         10.      Waiver or Modification.

     Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision hereof or any subsequent breach of the same provision hereof.

         11.      Severability.

     If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

         12.      Notices.

     Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, or by telex or telegram to the party to the address set forth below or to such other address as either party may designate from time to time according to the terms of this paragraph:


         To Employee at:            10373 Roselle Street
                                    San Diego, California 92121
                                    (or the last residence address given by
                                    Employee to the Company)

         To the Company at:         Paradigm Medical Industries, Inc.
                                    1772 West 2300 South
                                    Salt Lake City, Utah 84119

         With a copy to:            Randall A. Mackey, Esq.
                                    Mackey Price & Williams
                                    170 South Main Street, Suite 900
                                    Salt Lake City, Utah 84101

     A notice delivered personally shall be effective upon receipt. A notice sent by facsimile or telegram shall be effective 24 hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the 3rd day after the day of mailing.

         13.      Attorney's Fees.

     In the event of any action at law or equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and court costs in addition to any other relief to which such party may be entitled.

         14.      Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.


                                          EMPLOYEE:


                                          /s/ Mark R. Miehle
                                          --------------------------------------
                                          Mark R. Miehle


                                          THE COMPANY:

                                          PARADIGM MEDICAL INDUSTRIES, INC.



                                          By: /s/ Thomas F. Motter
                                          --------------------------------------
                                          Thomas F. Motter, President and
                                          Chief Executive Officer


EA-605M.PMI

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